Exhibit 99.1

For immediate release

April 29, 2020

AtriCure Reports First Quarter 2020 Financial Results

•	Worldwide revenue of $53.2 million – a decrease of 1.4% year over year
•	U.S. revenue of $43.5 million – an increase of 1.1% year over year
•	International revenue of $9.8 million – a decrease of 11.0% year over year

MASON, Ohio, April 29, 2020 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced first quarter 2020 financial results.

“I want to extend gratitude to our partners in the healthcare community, all of whom are taking extraordinary efforts to care for both COVID and non-COVID patients in these difficult times. As the world continues to navigate the pandemic, we have positioned our business to mitigate disruption and remain committed to supporting our people, patients, customers and communities,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “We have built a great foundation strategically, financially and operationally that will guide us to long-term growth.”

First Quarter 2020 Financial Results

Revenue for the first quarter of 2020 was $53.2 million, a decrease of $0.7 million or 1.4% (a decrease of 1.0% on a constant currency basis), compared to first quarter 2019 revenue. U.S. revenue increased 1.1% to $43.5 million, driven by increased sales of appendage management products and offset by a decline in minimally invasive ablation product sales. International revenue was $9.8 million, a decrease of $1.2 million or 11.0% (a decrease of 9.4% on a constant currency basis), compared to first quarter 2019 revenue.

Gross profit for the first quarter of 2020 was $38.9 million compared to $40.0 million for the first quarter of 2019. Gross margin for the first quarter of 2020 decreased to 73.1% compared to 73.9% in the first quarter of 2019.

Loss from operations for the first quarter of 2020 was $15.5 million, compared to $5.3 million for the first quarter of 2019. Net loss per share was $0.42 for the first quarter of 2020 compared to $0.15 for the first quarter of 2019.

Adjusted EBITDA was a loss of $6.1 million for the first quarter of 2020 compared to a loss of $0.5 million for the first quarter of 2019. Adjusted loss per share for the first quarter of 2020 was $0.36 compared to an adjusted loss per share of $0.20 for the first quarter of 2019.  Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures.

2020 Financial Guidance

As previously reported on April 9, 2020, due to the continued uncertainties from the impact of COVID-19, AtriCure has withdrawn its previously announced 2020 financial guidance that was issued on February 18, 2020.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Wednesday, April 29, 2020 to discuss its first quarter 2020 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 56266778. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™ Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements. This document also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure and is calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and the Company’s investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs, and change in fair value of contingent consideration liabilities. Management believes in order to properly understand the short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning, and previously used adjusted EBITDA as a performance metric in the annual incentive plan. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments to expenses related to the adjustment in value of contingent consideration liabilities. Management believes this metric provides a better measure of comparability of results between periods, as such adjustments can be significant and vary in value and are not reflective of our core business. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

CONTACTS:

Andy Wade

AtriCure, Inc.

Chief Financial Officer

(513) 755-4564

awade@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
United States Revenue:
Open ablation	$19,218	$18,996
Minimally invasive ablation	6,561	7,762
Appendage management	17,419	15,670
Total ablation and appendage management	43,198	42,428
Valve tools	275	576
Total United States	43,473	43,004
International Revenue:
Open ablation	5,115	6,300
Minimally invasive ablation	1,545	2,129
Appendage management	3,062	2,454
Total ablation and appendage management	9,722	10,883
Valve tools	30	79
Total international	9,752	10,962
Total revenue	53,225	53,966
Cost of revenue	14,341	14,095
Gross profit	38,884	39,871
Operating expenses:
Research and development expenses	11,587	8,176
Selling, general and administrative expenses	42,751	37,015
Total operating expenses	54,338	45,191
Loss from operations	(15,454)	(5,320)
Other expense, net	(946)	(249)
Loss before income tax expense	(16,400)	(5,569)
Income tax expense	8	66
Net loss	$(16,408)	$(5,635)
Basic and diluted net loss per share	$(0.42)	$(0.15)
Weighted average shares used in computing net loss per share:
Basic and diluted	38,671	36,976

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$68,537	$81,801
Accounts receivable, net	22,131	28,046
Inventories	32,063	29,414
Prepaid and other current assets	4,293	3,899
Total current assets	127,024	143,160
Property and equipment, net	32,324	32,646
Operating lease right-of-use assets	3,739	4,032
Long-term investments	—	12,675
Goodwill and intangible assets, net	364,173	364,662
Other noncurrent assets	474	705
Total assets	$527,734	$557,880
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$35,457	$47,698
Other current liabilities and current maturities of debt and leases	3,614	2,218
Total current liabilities	39,071	49,916
Long-term debt	58,323	59,634
Finance lease liabilities	11,577	11,774
Operating lease liabilities	2,526	2,796
Contingent consideration and other noncurrent liabilities	188,871	186,417
Total liabilities	300,368	310,537
Stockholders' equity:
Common stock	40	40
Additional paid-in capital	526,302	529,658
Accumulated other comprehensive loss	(371)	(158)
Accumulated deficit	(298,605)	(282,197)
Total stockholders' equity	227,366	247,343
Total liabilities and stockholders' equity	$527,734	$557,880

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended March 31,
	2020	2019
Net loss, as reported	$(16,408)	$(5,635)
Income tax expense	8	66
Other expense, net	946	249
Depreciation and amortization expense	2,444	2,228
Share-based compensation expense	4,384	4,154
Contingent consideration adjustment	2,458	(1,667)
Acquisition costs	99	114
Non-GAAP adjusted loss (adjusted EBITDA)	$(6,069)	$(491)

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2020	2019
Net loss, as reported	$(16,408)	$(5,635)
Contingent consideration adjustment	2,458	(1,667)
Net loss excluding contingent consideration adjustment	$(13,950)	$(7,302)
Basic and diluted adjusted net loss per share	$(0.36)	$(0.20)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	38,671	36,976